EXHIBIT A

AGREEMENT REGARDING JOINT FILING

OF STATEMENT ON SCHEDULE 13D OR 13G

The undersigned agree to file jointly with the Securities and Exchange Commission (the “SEC”) any and all statements on Schedule 13D or Schedule 13G (and any amendments or supplements thereto) required under section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases by the undersigned of the securities of any issuer. For that purpose, each of the undersigned hereby constitutes and appoints Eversept Partners, L.P., a Delaware limited partnership, as its true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the SEC and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with section 13(d) and section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said purchases, and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present.

Date: February 14, 2023

EVERSEPT PARTNERS, L.P.

By:	/s/ Kamran Moghtaderi
Managing Principal

EVERSEPT GP, LLC

By:	/s/ Kamran Moghtaderi
Managing Member

EVERSEPT GLOBAL HEALTHCARE FUND, LP

By:	Eversept GP, LLC
Its:	General Partner

By:	/s/ Kamran Moghtaderi
Managing Member

EVERSEPT 1 LLC

By:	/s/ Kamran Moghtaderi
Managing Member

KAMRAN MOGHTADERI

/s/ Kamran Moghtaderi